Exhibit 10.03

FORM OF OPTION CERTIFICATE

Optionee:

This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in the Stockholder Agreement among West Corporation and certain investors, dated as of October 24, 2006, as amended from time to time (the “Stockholder Agreement”) and in the Registration Rights and Coordination Agreement referred to therein (the “Registration Rights and Coordination Agreement”). This Option and any securities issued upon exercise of this Option constitute an Option and Option Shares, respectively, as defined in the Stockholder Agreement.

WEST CORPORATION

STOCK OPTION

CERTIFICATE

This stock option agreement (the “Agreement”) is hereby entered into between West Corporation, a Delaware corporation (the “Company”), and the Optionee pursuant to the Company’s 2006 Executive Incentive Plan, as amended from time to time (the “Plan”). For the purpose of this Agreement, the “Grant Date” shall mean                     .

1.	Grant of Option. This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, shares of Common Stock of the Company, par value $.001 per share (the “Shares”), at $ per share (the “Option”).

The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2.	Vesting. During the Optionee’s Qualified Employment, the Option will vest and become exercisable with respect to 25% of the Shares subject to the Option on each of the first through fourth anniversaries of the Grant Date; provided that the Option will vest and become exercisable with respect to 100% of the Shares subject to the Option immediately prior to the occurrence of a Change of Control during the Optionee’s Qualified Employment.

3.	Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the tenth (10th) anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4.	Effect of Certain Transactions. In the event of a Corporate Transaction (as defined in the Plan), the terms of Article 7 of the Plan shall control, provided that, in the event of a conflict between the terms of Article 7 of the Plan and the terms of Section 2 of this Agreement, Section 2 of this Agreement shall control with respect to vesting and exercisability of the Option immediately prior to the occurrence of a Change of Control. Accordingly, notwithstanding any assumption or substitution of this Option pursuant to Section 7(a)(1) of the Plan, Optionee shall be entitled to be 100% vested in the Shares subject to the Option and will be provided with a reasonable opportunity, as determined by the Administrator, to exercise the Option in connection with the Change of Control in order to participate as a stockholder in any Corporate Transaction which also qualifies as a Change of Control.

5.	Non-Competition Provisions. In consideration of the granting of Options pursuant to this Agreement and the Plan, the Optionee hereby agrees to the following terms and conditions:

(a)	In order to better protect the good will of the Company and to prevent the disclosure of the Company’s trade secrets and confidential information and thereby help ensure the long-term success of the business, the Optionee, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of one (1) year following the date of the Optionee’s termination of Qualified Employment with the Company, in connection with the development, advertising, promotion, or sale of any service which is the same as or similar to or competitive with any services of the Company (including both existing services as well as services known to the Optionee, as a consequence of the Optionee’s Qualified Employment with the Company, to be in development):

(i)	with respect to which the Optionee’s work has been directly concerned at any time during the one (1) year preceding termination of Qualified Employment with the Company; or

(ii)	with respect to which during that period of time the Optionee, as a consequence of the Optionee’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Company.

For purposes of this Section 5, it shall be conclusively presumed that Optionee has knowledge or information that Optionee was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(b)	The provisions of this Section 5 are not in lieu of, but are in addition to the continuing obligation of the Optionee (which Optionee hereby acknowledges) to not use or disclose the Company’s trade secrets and confidential information known to the Optionee until any particular trade secret or confidential information becomes generally known (through no fault of the Optionee), whereupon the restriction on use and disclosure shall cease as of that time. Information regarding services in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented.

(c)	By acceptance of any offered Option granted under this Agreement and the terms of the Plan, the Optionee acknowledges that if Optionee does not comply with Section 5(a) or (b), the Company will be entitled to injunctive relief to compel such compliance. The Optionee acknowledges that the harm caused to the Company by Optionee’s breach or anticipated breach of Section 5(a) or (b) is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Optionee consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company, be entered on consent and enforced by any court having jurisdiction over the Optionee, without prejudice, to any right either party may have to appeal from the proceedings which resulted in any grant of such relief.

(d)	If any of the provisions contained in this Section 5 shall for any reason, whether by application of existing law or law which may develop after the Optionee’s acceptance of an offer of the granting of an Option, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Optionee agrees to join the Company in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the maximum extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Section 5 shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Section 5 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.	Representations and Warranties of Optionee.

Optionee represents and warrants that:

(a)	Authorization. Optionee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform Optionee’s obligations hereunder. This Agreement has been duly executed and delivered by Optionee and is the legal, valid, and binding obligation of Optionee enforceable against Optionee in accordance with the terms hereof.

(b)	No Conflicts. The execution, delivery, and performance by Optionee of this Agreement and the consummation by Optionee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which Optionee is subject, (ii) violate any order, judgment or decree applicable to Optionee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which Optionee is a party or by which Optionee is bound.

(c)	No Other Agreements. Except as provided by this Agreement, the Stockholder Agreement, the Registration Rights and Coordination Agreement and the Plan, Optionee is not a party to or subject to any agreement or arrangement with respect to the voting or transfer of this Option or the shares of common stock issued upon exercise hereof.

(d)	Thorough Review, etc. Optionee has thoroughly reviewed the Plan, this Agreement, the Stockholder Agreement and the Registration Rights and Coordination Agreement in their entirety. Optionee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan, the Stockholder Agreement, the Registration Rights and Coordination Agreement and this Agreement.

7.	Other Agreements. Optionee acknowledges and agrees that the shares received upon exercise of this Option shall be subject to the Stockholder Agreement and to the Registration Rights and Coordination Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements. By executing this Agreement, Optionee hereby becomes a party to and bound by the Stockholder Agreement and the Registration Rights and Coordination Agreement as a Manager (as such term is defined in those agreements), without any further action on the part of Optionee, the Company or any other Person.

8.	Legends. Certificates evidencing any shares issued upon exercise of the Option granted hereby may bear the following legend, in addition to any legends which may be required by the Stockholder Agreement or by the Registration Rights and Coordination Agreement:

“The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged, or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.”

9.	Withholding. No shares will be transferred pursuant to the exercise of this Option unless and until the Person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

10.	Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee. Notwithstanding the foregoing, subject to the Stockholder Agreement, this Option shall be transferable to the extent permitted by Rule 701 under the Securities Act of 1933, as amended.

11.	Status Change. Upon the termination of the Optionee’s Qualified Employment, this Option shall continue or terminate, as and to the extent provided in the Plan; provided that references to “Employment” in the Plan, for purposes of this Option, shall be deemed to have the meaning ascribed to Qualified Employment set forth herein.

12.	Effect on Employment. Neither the grant of this Option, nor the issuance of shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment or Qualified Employment at any time.

13.	Indemnity. Optionee hereby indemnifies and agrees to hold the Company harmless from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty, or agreement of Optionee in this Agreement or any misrepresentation of Optionee in this Agreement.

14.	Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

15.	Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement. Initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan and the Stockholder Agreement, and, as used herein, the following terms shall have the meanings set forth below:

“Affiliated Fund” means with respect to any of the Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Investor Affiliate of the general partner or principal investment advisor of that Investor).

“Change of Control” means the occurrence of any of the following:

(1) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

(2) any consolidation or merger of the Company with or into any other corporation or other person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock and either:

(i) represent directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, or

(ii) do not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; or

(3) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly though one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), other than the Investors and their respective Affiliated Funds;

but excluding, in any case referred to in clause (2) or (3) of this definition, the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

“Initial Public Offering” means the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Investor Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Investors” means the Other Investors, Quadrangle Investors and THL Investors.

“Other Investors” means SONJ Private Opportunities Fund, L.P. and its Investor Affiliates.

“Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

“Quadrangle Investors” means Quadrangle Capital Partners II LP, Quadrangle Capital Partners II-A LP, Quadrangle Select Partners II LP, and their respective Investor Affiliates.

“Qualified Employment” means Optionee’s employment with the Company and its Affiliates. Unless the Administrator provides otherwise, a change in the entity by which the Optionee is employed will not be deemed a termination of Qualified Employment so long as the Optionee continues providing services as an employee to the Company or one of its Affiliates. For the avoidance of doubt, providing consulting services pursuant to the terms of Optionee’s employment agreement shall not constitute Qualified Employment. If Optionee’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Optionee will be deemed to cease Qualified Employment when the entity ceases to be an Affiliate unless the Optionee transfers Qualified Employment to the Company or its remaining Affiliates.

“THL Investors” means Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (West), L.P., THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company III LLC and their respective Investor Affiliates.

16.	General. For purposes of this Option and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Optionee and any transferee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

WEST CORPORATION

By:
Name:
Title:

Dated:

Acknowledged and Agreed